EXHIBIT 99.1

ShiftPixy Appoints Industry Veteran Christopher Sebes to Board of Directors

IRVINE, CA – February 10, 2020 – ShiftPixy, Inc. (NASDAQ: PIXY), a California-based staffing enterprise that designs, manages, and sells access to a disruptive, revolutionary HRIS platform that facilitates employment in the rapidly growing Gig Economy, today announced the appointment of restaurant technology pioneer Christopher Sebes to its board of directors. Mr. Sebes is a widely respected restaurant technology entrepreneur and Forbes Council Member who has dedicated his career to hospitality management and technology.

Mr. Sebes was the creator of Twenty20 Visual Systems, the first-ever Microsoft Windows POS company, and went on to become the CEO of Progressive Software. From there, he founded Xpient Solutions, for which he served as CEO for over a decade. As President of Xenial Inc., formerly Heartland Commerce until its acquisition by Global Payments in 2016, Sebes led the acquisition of several restaurant technology companies and exceeded Global Payments' financial performance expectations. His work made Xenial a major competitor in restaurant and retail management technology.

“We are excited to have Christopher join the ShiftPixy team where he can share his seasoned industry insight and innovative vision for restaurant technology,” said Scott W. Absher, Chief Executive Officer of ShiftPixy. “Christopher’s thought leadership on restaurant technology will not only provide strategic and product development guidance but will also help us shape our broader approach to the much larger client engagements coming to ShiftPixy as we continue our work toward creating shareholder value.”

About ShiftPixy

ShiftPixy (NASDAQ:PIXY) is a disruptive human capital management platform, revolutionizing employment in the Gig Economy by delivering a next-gen mobile engagement technology to help businesses with shift-based employees navigate regulatory mandates, minimize administrative burdens and better connect with a ready-for-hire workforce. With expertise rooted in management's nearly 25 years of workers' compensation and compliance programs experience, ShiftPixy adds a needed layer for addressing compliance and continued demands for equitable employment practices in the growing Gig Economy.

ShiftPixy Cautionary Statement

The information provided in this release includes forward-looking statements, the achievement or success of which involves risks, uncertainties, and assumptions. Although such forward-looking statements are based upon what management of the Company believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate. If any of the risks or uncertainties, including those set forth below, materialize or if any of the assumptions proves incorrect, the results of ShiftPixy, Inc., could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties include, but are not limited to, risks associated with the nature of our business model; our ability to execute the Company's vision and growth strategy; our ability to attract and retain clients; our ability to assess and manage risks; changes in the law that affect our business and our ability to respond to such changes and incorporate them into our business model, as necessary; our ability to insure against and otherwise effectively manage risks that affect our business; competition; reliance on third-party systems and software; our ability to protect and maintain our intellectual property; and general developments in the economy and financial markets. Statements made in connection with any guidance may refer to financial statements that have not been reviewed or audited. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change, except as required by applicable securities laws. The information in this press release shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD. Further information on these and other factors that could affect the financial results of ShiftPixy, Inc., is included in the filings we make with the Securities and Exchange Commission from time to time. These documents are available on the "SEC Filings" subsection of the "Investor Information" section of our website at https://ir.shiftpixy.com/financial-information/sec-filings.

Consistent with the SEC’s April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, ShiftPixy is alerting investors and other members of the general public that ShiftPixy will provide updates on operations and progress required to be disclosed under Regulation FD through its social media on Facebook, Twitter, LinkedIn and YouTube. Investors, potential investors, shareholders and individuals interested in our Company are encouraged to keep informed by following us on Facebook, Twitter, LinkedIn and YouTube.

Media Contact:

Amy Wang

amy.wang@shiftpixy.com

(949) 245-7291